EXHIBIT 32.0

SECTION 1350 CERTIFICATIONS

The undersigned executive officers of Home Federal Bancorp, Inc. of Louisiana (the "Registrant") hereby certify that the Registrant's Form 10-Q for the quarter ended March 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 12, 2014		/s/Daniel R. Herndon
	Name:	Daniel R. Herndon
	Title:	Chief Executive Officer (Co-Principal Executive Officer)

Date: May 12, 2014		/s/James R. Barlow
	Name:	James R. Barlow
	Title:	President and Chief Operating Officer (Co-Principal Executive Officer)

Date: May 12, 2014		/s/Clyde D. Patterson
	Name:	Clyde D. Patterson
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Home Federal Bancorp, Inc. of Louisiana and will be retained by Home Federal Bancorp, Inc. of Louisiana and furnished to the Securities and Exchange Commission or its staff upon request.